Exhibit 10.4

CONSENT AGREEMENT

Consent Agreement (“Agreement”) dated as of the 30th day of April, 2019, by and among Burger King Corporation (“BKC”), Blue Holdco 1, LLC (“Blue Holdco”), Carrols Restaurant Group, Inc. (“Carrols”), Carrols Holdco Inc. (“NewCRG”) and Carrols Corporation.

WHEREAS, Carrols, NewCRG, GRC MergerSub Inc., a wholly-owned subsidiary of NewCRG (“Carrols Merger Sub”), GRC MergerSub LLC, a wholly-owned subsidiary of NewCRG (“Carrols CFP Merger Sub”), Cambridge Franchise Partners, LLC (“CFP”), Cambridge Franchise Holdings, LLC, a wholly-owned subsidiary of CFP (“CFH”), and New CFH, LLC, a wholly-owned subsidiary of CFH (“New CFH”), have entered into that certain Agreement and Plan of Merger, dated as of February 19, 2019 (as may be amended from time to time, the “Merger Agreement”), providing for, among other things, (a) a merger of Carrols Merger Sub and Carrols with Carrols as the surviving entity, which will result in Carrols becoming a wholly-owned subsidiary of NewCRG (the “Holding Company Reorganization”) and upon which the stockholders of Carrols will become stockholders of NewCRG and NewCRG will become the successor publicly-traded company of Carrols, and (b) the acquisition by NewCRG of New CFH through a merger of Carrols CFP Merger Sub and New CFH with New CFH as the surviving entity (the “Cambridge Merger”), in exchange for (i) the issuance of shares of common stock, par value $0.01 per share of NewCRG (“NewCRG Common Stock”) to CFH in an amount equal to 19.9% of the outstanding shares of NewCRG Common Stock calculated immediately prior to the issuance of such shares of NewCRG Common Stock to CFH (the “Issued Shares of NewCRG Common Stock”), and (ii) the issuance of 10,000 shares of Series C Convertible Preferred Stock, par value $0.01 per share, of NewCRG (the “Issued Shares of NewCRG Preferred Stock”) to CFH (the forgoing transactions, the “Cambridge Acquisition”); and

WHEREAS, BKC and Blue Holdco collectively own all of the issued and outstanding shares of Carrols Series B Convertible Preferred Stock as of the date hereof and as such have certain rights as set forth in that certain Carrols Certificate of Designations of Series B Convertible Preferred Stock dated as of November 30, 2018 (the "Carrols Series B Certificate of Designations") and, upon consummation of the Holding Company Reorganization and the filing of a new NewCRG Series B Certificate of Designations (the “NewCRG Series B Certificate of Designations”) will become the holder of all of the issued and outstanding NewCRG Series B Convertible Preferred Stock with the same terms and conditions as the Carrols Series B Convertible Preferred Stock (the term “Series B Certificate of Designations” shall refer to the Carrols Series B Certificate of Designations prior to consummation of the Holding Company Reorganization and the NewCRG Series B Certificate of Designation after consummation of the Holding Company Reorganization); and

WHEREAS, the Cambridge Acquisition will require the consent of BKC and Blue Holdco as Investors under the Series B Certificate of Designation including approval of (a) changes to the organizational documents of Carrols and NewCRG as set forth in the Merger Agreement (the “Organizational Documents’ Changes”) as required by Section 7(c)(i) of the Series B Certificate of Designations, (b) change in the size of the board of directors (i) of Carrols to increase from 7 directors to 9 directors prior to the consummation of Holding Company Reorganization, (ii) of Carrols to decrease from 9 directors to 2 directors after the consummation of the Cambridge Acquisition and (iii) of NewCRG to increase from 2 directors to 9 directors at or prior to the consummation of the Holding Company Reorganization as required by Section 7(c)(ii) of the Series B Certificate of Designations (collectively, the “Board Changes”), (c) engaging in the ownership, operation, development and acquisition of Popeye’s restaurants as required by Section 7(c)(iv) of the Series B Certificate of Designations (the “Business Changes”) and (d) the issuance of securities as required by the Holding Company Reorganization and the Cambridge Acquisition to the extent required by Section 7(c)(v) of the Series B Certificate of Designations (the “Shares Issuances”);

WHEREAS, in connection with the Holding Company Reorganization, NewCRG has filed a Form S-4 Registration Statement (with Registration No. 333-230554) (together with any prospectus and as may be further amended or supplemented, the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) for the purpose of registering the NewCRG Common Stock to effectuate the Holding Company Reorganization and such Registration Statement has been declared effective by the SEC, (e) each share of common stock, par value $0.01 per share, of Carrols (the “Carrols Common Stock”) and Series B Convertible Preferred Stock, par value $0.01 per share, of Carrols (the “Carrols Series B Convertible Preferred Stock”) that is issued and outstanding immediately before the Holding Company Reorganization will automatically be exchanged into a corresponding share of NewCRG Common Stock or Series B Convertible Preferred Stock of NewCRG, as applicable; and

WHEREAS, BKC and Blue Holdco have agreed to provide such consents to the Organizational Documents Changes, the Board Changes, the Business Changes and the Shares Issuances in exchange for the agreements set forth herein and for NewCRG to (1) include in NewCRG’s proxy statement for the next annual meeting of the stockholders of NewCRG or at any special meeting of the stockholders of the NewCRG held prior to such date (as applicable, the “Stockholder Meeting”), a proposal soliciting each NewCRG’s stockholder’s affirmative vote at the Stockholder Meeting for approval of a modification of the definitions included in the Series B Certificate of Designation of (a) “Director Step-Down Date” to replace the percentage set forth therein (14.5%) with 11.5% and (b) “Director Cessation Date” to replace the percentage set forth therein (10%) with 7.5% to reflect the increase in the number of directors (“Stockholder Approval”) and (2) use its commercially reasonable efforts to solicit its stockholders’ approval of such proposal (which efforts shall include, without limitation, the requirement to hire a reputable proxy solicitor selected by NewCRG in its sole discretion) and to cause the board of directors of NewCRG to recommend to the stockholders that they vote in favor of such proposal, unless the board of directors of NewCRG determines, after consultation with outside legal counsel, that making such recommendation would reasonably be expected to cause the board of directors to be in breach of its fiduciary duties under applicable law. If the Stockholder Approval is not obtained at the Stockholder Meeting, then NewCRG will use its commercially reasonable efforts (including continuing to recommend the Stockholder Approval to the stockholders) to obtain the Stockholder Approval at each of the following meetings of the stockholders of NewCRG until such Stockholder Approval is obtained.

NOW THEREFORE, in consideration of the mutual covenants and conditions contained herein, the parties hereto agree as follows:

1. Approvals and Consents.

B. BKC and Blue Holdco each hereby grants its approval and consent to the Organizational Documents’ Changes to the extent required by Section 7(c)(i) of the Series B Certificate of Designations.

C. BKC and Blue Holdco each hereby grants its approval and consent to the Board Changes to the extent required by Section 7(c)(ii) of the Series B Certificate of Designations.

D. BKC and Blue Holdco each hereby grants its approval and consent to the Popeyes Operations to the extent required by Section 7(c)(iv) of the Series B Certificate of Designations.

E. BKC and Blue Holdco each acknowledge that issuance of the Issued Shares of NewCRG Common Stock and the Issued Shares of NewCRG Preferred Stock may exceed, on a fully-diluted basis, 35% of the total number of shares of NewCRG Common Stock issued and outstanding immediately prior to the time of the issuance of the Issued Shares of NewCRG Common Stock and the Issued Shares of NewCRG Preferred Stock, and each hereby grants its approval and consent to the issuance of the Issued Shares of NewCRG Common Stock and the Issued Shares of NewCRG Preferred Stock to the extent required by Section 7(c)(v) of the Series B Certificate of Designations.

2. Stockholder Approval.

Carrols and NewCRG hereby agree (1) to include in NewCRG’s proxy statement for the next Stockholder Meeting, a proposal soliciting each NewCRG’s stockholder’s affirmative vote at the Stockholder Meeting for approval of a modification of the following definitions included in the Series B Certificate of Designation: (a) “Director Step-Down Date” to be modified by replacing the percentage set forth therein (14.5%) with 11.5% and (b) “Director Cessation Date” to be modified by replacing the percentage set forth therein (10%) with 7.5% to reflect the increase in the number of directors and (2) to use its commercially reasonable efforts to solicit its stockholders’ approval of such proposal (which efforts shall include, without limitation, the requirement to hire a reputable proxy solicitor selected by NewCRG in its sole discretion) and to cause the board of directors of NewCRG to recommend to the stockholders that they vote in favor of such proposal, unless the board of directors of NewCRG determines, after consultation with outside legal counsel, that making such recommendation would reasonably be expected to cause the board of directors to be in breach of its fiduciary duties under applicable law. If the Stockholder Approval is not obtained at the Stockholder Meeting, then NewCRG will use its commercially reasonable efforts (including continuing to recommend the Stockholder Approval to the stockholders) to obtain the Stockholder Approval at each of the following meetings of the stockholders of NewCRG until such Stockholder Approval is obtained.

3. Choice of Law; Jurisdiction and the Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida. The parties hereto acknowledge and agree that the United States District Court for the Southern District of Florida, or if such court lacks jurisdiction, the 11th Judicial Court (or its successor) in and for Miami-Dade County, Florida, shall be the venue and exclusive proper forum in which to adjudicate any case or controversy arising, either directly or indirectly, under or in connection with this Agreement or related documentation and of the parties further agree that, in the event of litigation arising out of or in connection with this Agreement in these courts, they will not contest or challenge the jurisdiction or venue of these courts.

4. Integration. This Agreement and the other documents being executed and delivered pursuant hereto incorporate all prior discussions and negotiations among the parties and constitute the sole and entire agreement and understanding between the parties hereto with respect to the subject matter hereof. No amendment to this Agreement shall be effective unless it is in writing and signed by all parties hereto.

5. Binding Effect. Except as otherwise expressly provided in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, successors, assigns, executors, personal representatives, and administrators.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first written above.

BURGER KING CORPORATION

By:	/s/ Lisa Giles-Klein
Name:	Lisa Giles-Klein
Title:	Assistant Secretary

BLUE HOLDCO 1, LLC

By:	/s/ Lisa Giles-Klein
Name:	Lisa Giles-Klein
Title:	Assistant Secretary

Carrols Restaurant Group, Inc.

By:	/s/ William E. Myers
Name:	William E. Myers
Title:	Vice President, General Counsel and Secretary

CARROLS HOLDCO, INC.

By:	/s/ William E. Myers
Name:	William E. Myers
Title:	Vice President, General Counsel and Secretary

Carrols Corporation

By:	/s/ William E. Myers
Name:	William E. Myers
Title:	Vice President, General Counsel and Secretary

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